UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2017

Vivos Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

719 Jadwin Avenue Richland, WA 99352
(Address of principal executive offices)
(509) 736-4000
(Registrant’s telephone number, including area code)

Advanced Medical Isotope Corporation
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

See Item 8.01

Item 8.01     Other Information.

Effective December 28, 2017, Vivos Inc. (the “Company”) amended its Certificate of Incorporation to change the name of the Company from “Advanced Medical Isotope Corporation” to “Vivos Inc.” (the “Name Change”). The Name Change was approved by the Company’s Board of Directors, and was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. A copy of the amendment to the Company’s Certificate of Incorporation, as filed with the Delaware Secretary of State, is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

The Name Change was approved by the Financial Industry Regulation Authority (“FINRA”) on December 29, 2017, and became effective with the OTC Market at the opening of trading on January 2, 2018 under the new symbol “RDGL.” The Company’s new CUSIP number is 92858K105.

On January 2, 2018, the Company issued a press release announcing the Name Change and symbol change. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vivos Inc.

Date: January 2, 2018	By:	/s/ L. Bruce Jolliff
L. Bruce Jollif Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Certificate of Amendment
99.1	Press Release, dated January 2, 2018